Exhibit 99.1

For Immediate Release

OPENTV REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

•	Revenues increased by 27% to $17.1 million for the quarter compared to revenues of $13.4 million for the prior year.

•	“Adjusted EBITDA” (loss) improved, with a loss for the quarter of $5.8 million compared to a loss of $17.1 million for the prior year.

•	OpenTV’s global technology and products reach over 48 million set top boxes (20 million in the U.S.) bringing interactive television to over 70 countries.

SAN FRANCISCO, CA, and TULSA, OK, November 12, 2003 – OpenTV (NASDAQ-NMS and Euronext Amsterdam: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter ended September 30, 2003.

For the quarter ended September 30, 2003, OpenTV reported revenues of $17.1 million, an improvement of 27% compared to revenues of $13.4 million for the quarter ended September 30, 2002. OpenTV’s net loss for the quarter ended September 30, 2003 was $11.9 million, or $0.10 per share, compared to a net loss of $567.8 million, or $7.88 per share, for the quarter ended September 30, 2002. The net loss in 2002 included impairment charges of $539.3 million, while there were no similar charges in 2003.

The following table and comments compare financial information for the quarter ended September 30, 2003 to the same period in 2002. “EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used by the company, further removes the effects of amortization of share-based compensation, interest income, other expense, impairment of equity investments, minority interest, impairment of intangible assets and impairment of goodwill. Adjusted EBITDA (loss) improved significantly; the Adjusted EBITDA (loss) was reduced to a negative $5.8 million for the quarter ended September 30, 2003 compared to a negative $17.1 million for the quarter ended September 30, 2002. OpenTV believes Adjusted EBITDA to be relevant and useful information for an investor since it is one of the primary measures used by OpenTV’s management to measure the financial performance of its business. OpenTV believes that certain non-GAAP measures, when presented in

3Q 2003 Financial Results

conjunction with comparable GAAP measures, may be useful in that they provide the reader with the same information used by OpenTV’s management. Adjusted EBITDA is a non-GAAP performance measure, and does not take into account substantial costs of doing business, such as income taxes and interest. While OpenTV’s management may consider Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, the Company’s calculation of Adjusted EBITDA may be different than the calculation used by other companies and, therefore, comparability may be affected. The following table provides reconciliations for 2003 and 2002 of Adjusted EBITDA to net loss (in thousands):

	Quarter Ended September 30,
	2003	2002	Change
Adjusted EBITDA	($5,795)	($17,119)	$11,324
Depreciation and amortization of property and equipment	(2,065)	(2,724)
Amortization of intangible Assets	(4,018)	(4,547)
Amortization of share-based compensation	(79)	(899)
Interest income	439	1,827
Other expense	(136)	(18)
Impairment of equity investments	—	(4,698)
Minority interest	13	88
Impairment of intangible assets	—	(24,796)
Impairment of goodwill	—	(514,501)

Loss before income taxes	(11,641)	(567,387)
Income tax expense	(277)	(384)
Net loss	($11,918)	($567,771)	$555,853

As of September 30, 2003, OpenTV had cash, cash equivalents and marketable debt securities totaling $79.4 million compared to $66.0 million as of June 30, 2003. OpenTV acquired cash, cash equivalents and marketable debt securities of approximately $38.0 million as part of the ACTV transaction as of the July 1 acquisition date. The primary uses of cash during the quarter were to fund operations, including restructuring initiatives, to fund the acquisition of BettingCorp, and to pay transaction costs for both the ACTV and BettingCorp acquisitions.

3Q 2003 Financial Results

Combined Class A and Class B shares outstanding as of September 30, 2003, after the ACTV and BettingCorp transactions, were approximately 118.1 million. Outstanding shares exclude shares issuable upon conversion of exchangeable shares (8.3 million) of OpenTV, Inc., a subsidiary of OpenTV, into shares of OpenTV and the exercise of outstanding stock options (11.7 million).

“We are determined to position OpenTV, from a financial, operating and technology standpoint, to capitalize on the significant market opportunities that we believe exist for enhanced TV content, interactive and addressable advertising and gaming services,” said OpenTV Chief Executive Officer, James Ackerman. “With our acquisitions of ACTV and BettingCorp during the quarter, our Adjusted EBITDA improvement over the prior year and our ongoing management initiatives, we continued to make good progress toward realizing that market opportunity. And, with the addition of a number of new senior executives, we believe that we now have a stronger management team with the skills to implement and effectively execute our business strategy.”

The new rules on non-GAAP financial measures were released by the SEC in January 2003. OpenTV, in common with other registrants, is still in the process of interpreting the rules and monitoring developments and guidance by the SEC to ensure continued compliance. While OpenTV believes that the presentation in this press release complies with the new rules, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements.

Cautionary Language Regarding Forward-Looking Information

The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

3Q 2003 Financial Results

Conference call details

OpenTV will conduct a conference call to discuss the Company’s third quarter 2003 financial results. The details of the call are as follows:

Date and time:	Wednesday, November 12, 2003 at 2:00 P.M. PST

Dial-in number:	719-457-2727
Passcode: 339515

Playback number:	719-457-0820
Passcode: 339515

The conference call playback will be available through Wednesday, November 19, 2003 until 11:59 P.M. PST. The conference call and playback will be Webcast on the Investor Relations section on the OpenTV web site at http://www.opentv.com.

3Q 2003 Financial Results

About OpenTV

One of the world’s leading interactive television companies, OpenTV provides a comprehensive suite of technology, content, games, tools, applications, and professional services that enables cable and satellite network operators in over 70 countries to deliver and manage iTV services on all major digital TV platforms. OpenTV’s technology platforms enable interactive television to over 48 million set top boxes on 43 different networks worldwide; 20 million in the U.S. alone. OpenTV has developed over 340 games that are currently available to over 13 million subscribers on 7 networks. OpenTV has developed 25 applications in nine languages. OpenTV has ported its various technologies to 36 set top box manufacturers around the world. OpenTV holds 1,010 issued and pending patents with over 42,000 claims including 383 issued patents worldwide, 81 of which are U.S. issued patents. OpenTV has Corporate Offices in San Francisco, California and Tulsa, Oklahoma, and regional offices in the United States, Europe and Asia/Pacific. For more information, please visit www.opentv.com.

© 2003 OpenTV, Inc. All rights reserved. OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

All OpenTV products and services may not be available in all geographic areas.

# # #

Contacts:

Richard Hornstein

Chief Financial Officer

Tel: 415-962-5000

Investorrelations@opentv.com

3Q 2003 Financial Results

OPENTV CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2003	December 31, 2002
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$44,695	$38,568
Short-term marketable debt securities	20,183	26,940
Accounts receivable, net of allowance for doubtful accounts of $1,387 and $1,966 at September 30, 2003 and December 31, 2002, respectively	14,710	10,672
Prepaid expenses and other current assets	4,457	4,304

Total current assets	84,045	80,484

Long-term marketable debt securities	14,562	22,199
Property and equipment, net	12,809	15,020
Goodwill, net	67,898	45,416
Intangible assets, net	40,316	28,354
Other assets	13,462	5,863

Total assets	$233,092	$197,336

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,220	$5,252
Accrued liabilities	34,654	22,845
Accrued restructuring	10,293	14,615
Due to Liberty Broadband	728	1,156
Current portion of deferred revenue	8,781	6,340

Total current liabilities	59,676	50,208

Deferred revenue, less current portion	5,359	4,886

Total liabilities	65,035	55,094

Minority interest	1,133	1,246

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 87,561,641 and 41,587,033 shares issued and outstanding, including treasury shares, at September 30, 2003 and December 31, 2002, respectively	2,205,954	2,143,124
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	465,989	461,263
Treasury shares at cost, 71,439 and 50,629 shares at September 30, 2003 and December 31, 2002, respectively	(28)	(16)
Deferred share-based compensation	(186)	(221)
Accumulated other comprehensive income	62	494
Accumulated deficit	(2,540,820)	(2,499,601)

Total shareholders’ equity	166,924	140,996

Total liabilities, minority interest and shareholders’ equity	$233,092	$197,336

3Q 2003 Financial Results

OPENTV CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Royalties	$6,758	$3,878	$18,677	$16,243
Services, support and other	7,029	5,933	18,094	19,015
Channel fees	2,621	2,741	8,379	7,890
License fees	665	895	3,007	3,372

Total revenues (inclusive of $3,823, $3,213, $12,019 and $9,435 of related party revenues, respectively)	17,073	13,447	48,157	46,520
Operating expenses:
Cost of revenues(1)	12,185	11,531	33,105	33,013
Research and development(2)	6,389	9,339	16,636	26,845
Sales and marketing(3)	4,280	7,035	13,436	24,749
General and administrative(4)	3,529	6,049	11,364	16,080
Restructuring costs	147	1,552	7,074	11,172
Impairment of goodwill	—	514,501	—	514,501
Impairment of intangible assets	—	24,796	—	24,796
Amortization of intangible assets	2,500	3,230	7,167	10,724

Total operating expenses	29,030	578,033	88,782	661,880

Loss from operations	(11,957)	(564,586)	(40,625)	(615,360)
Interest income	439	1,827	1,331	4,663
Other expense, net	(136)	(18)	(1,120)	(79)
Impairment of equity investments	—	(4,698)	—	(10,923)
Share of losses of equity investee	—	—	—	(7,275)
Minority interest	13	88	113	365

Loss before income taxes and cumulative effect of accounting change	(11,641)	(567,387)	(40,301)	(628,609)
Income tax expense	(277)	(384)	(918)	(1,101)

Loss before cumulative effect of accounting change	(11,918)	(567,771)	(41,219)	(629,710)
Cumulative effect of accounting change, net of tax	—	—	—	(129,852)

Net loss	$(11,918)	$(567,771)	$(41,219)	$(759,562)

Net loss per share, basic and diluted:
Before cumulative effect of accounting change	$(0.10)	$(7.88)	$(0.47)	$(8.78)
Cumulative effect of accounting change, net of tax	—	—	—	(1.81)

	$(0.10)	$(7.88)	$(0.47)	$(10.59)

Shares used in per share calculation, basic and diluted	116,157,971	72,089,644	86,930,601	71,750,115

(1)	Inclusive of $37, $416, $105 and $1,352 of share-based compensation for the three months ended September 30, 2003 and 2002, and for the nine months ended September 30, 2003 and 2002, respectively.
(2)	Inclusive of $24, $67, $67 and $335 of share-based compensation for the three months ended September 30, 2003 and 2002, and for the nine months ended September 30, 2003 and 2002, respectively.
(3)	Inclusive of $5, $68, $23 and $306 of share-based compensation for the three months ended September 30, 2003 and 2002, and for the nine months ended September 30, 2003 and 2002, respectively.
(4)	Inclusive of $13, $348, $38 and $1,149 of share-based compensation for the three months ended September 30, 2003 and 2002, and for the nine months ended September 30, 2003 and 2002, respectively.

3Q 2003 Financial Results

OPENTV CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows used in operating activities:
Net loss	$(41,219)	$(759,562)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of accounting change, net of tax	—	129,852
Impairment of goodwill	—	514,501
Impairment of intangible assets	—	24,796
Depreciation and amortization of property and equipment	5,511	7,630
Amortization of intangible assets	11,499	14,585
Amortization of share-based compensation	233	3,142
Non-cash employee compensation	570	564
Provision for doubtful accounts	385	1,257
Non-cash restructuring costs	532	2,749
Impairment of equity investments	—	10,923
Share of losses of equity investee	—	7,275
In-process research and development	—	1,000
Minority interest	(113)	(365)
Changes in operating assets and liabilities:
Accounts receivable	(2,816)	11,993
Due from MIH Limited entities	—	4,143
Prepaid expenses and other current assets	881	2,295
Other assets	645	1,124
Accounts payable	(1,587)	(1,561)
Accrued liabilities	(3,136)	(4,968)
Accrued restructuring	(9,222)	4,340
Due to Liberty Broadband	(428)	100
Deferred revenue	2,756	4,043

Net cash used in operating activities	(35,509)	(20,144)

Cash flows provided from investing activities:
Purchase of property and equipment	(2,167)	(7,421)
Cash used for acquisition of Wink, net of cash acquired	—	(8,181)
Cash used for acquisition of ACTV, net of cash acquired	(801)	(1,543)
Cash used for acquisition of BettingCorp, net of cash acquired	(9,496)	—
Proceeds from sale of marketable debt securities	98,728	165,784
Purchase of marketable debt securities	(47,336)	(87,514)
Private equity investments	—	(3,000)
Other	1,892	458

Net cash provided from investing activities	40,820	58,583

Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	56	793
Capital contribution from MIH Limited	704	1,709

Net cash provided from financing activities	760	2,502
Effect of exchange rate changes on cash and cash equivalents	56	325

Net increase in cash and cash equivalents	6,127	41,266
Cash and cash equivalents, beginning of period	38,568	69,249

Cash and cash equivalents, end of period	$44,695	$110,515